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                                                                    Exhibit 23

                       CONSENT OF INDEPENDENT ACCOUNTANTS

     We consent to the incorporation by reference in Registration Statement (Form S-8 333-108126) pertaining to the 1996 Employee Stock Incentive Plan and the 2003 Equity Incentive Plan of Direct General Corporation of our report dated February 17, 2004, with respect to the consolidated financial statements and schedules of Direct General Corporation included in the Annual Report (Form 10-K) for the year ended December 31, 2003

                                                /s/ Ernst & Young LLP

Nashville, Tennessee
March 4, 2004